Exhibit 10.15

REEcycle, Inc.

2026 Long-Term Incentive Plan

NOTICE OF DEFERRED STOCK UNIT AWARD

REEcycle, Inc. (“Company”) has awarded to you (“Participant”) deferred stock units (“DSUs”) covering the number of Shares set forth below (the “DSU Award”) under the REEcycle, Inc. 2026 Long-Term Incentive Plan (the “Plan”). Your “Award Agreement” applicable to the DSUs consists of (a) this Notice of Deferred Stock Unit Award (this “Notice”), and (b) the attached Standard Terms and Conditions for Deferred Stock Units (DSUs) (the “DSU Terms and Conditions”). Capitalized terms used but not defined in this Award Agreement will have the same meanings specified in the Plan.

Name of Participant:	[insert]

Grant Date:	[insert]

Value of DSUs:	[insert $ amount]

Country at Grant:	[insert]

Vesting Schedule:	On each of [insert], [insert], [insert] [[insert], [insert], [insert], [insert]] and [insert], Participant shall earn and vest a number of DSUs equal to $[insert] divided by the volume-weighted average price of s Share, on Nasdaq or other exchange the Shares are listed on, for the five consecutive trading days ending on such date if such date is a trading day and immediately prior to such date if such date is not a trading date provided you remain a Non-Employee Director through such date. All DSUs under this DSU Award shall vest (including pro-rata for any period since the last vesting date until the date of the Change in Control) upon a Change in Control provided you remain a Non-Employee Director until the Change in Control. All DSUs under this DSU Award shall vest upon your ceasing to be a Non-Employee Director (including pro-rata for any period since the last vesting date until the date of ceasing to be a Non-Employee Director) if as of such cessation you are or become an officer or employee of the Company. [Note: vesting dates intended to match quarter end]

By accepting (whether electronically or otherwise) the DSU Award, you acknowledge and agree to the following:

1. The DSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2. You have received a copy of the Plan, this Award Agreement, and the REEcycle, Inc. Insider Trading Policy (“Trading Policy”), and represent that you have read these documents and are familiar with their terms. You further agree to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions relating to the DSU Award and the Plan.

3. Except as set forth in the vesting schedule above, vesting of the DSUs subject to the above vesting schedule is subject to Participant’s continuing as a Non-Employee Director. If a Participant ceases to be a Non-Employee Director but as of such cessation is or becomes an officer or employee of the Company, all DSUs under this DSU Award (including pro-rata for any period since the last vesting date until the date of ceasing to be a Non-Employee Director) shall vest upon the Participant’s ceasing to be a Non-Employee Director.

4. The Participant hereby represents and warrants it is (A) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the U.S. Securities Act of 1933, as amended (“Securities Act”)); (B) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (C) is acquiring the DSUs only for its own account and not for the account of others and (D) is not acquiring the DSUs with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

5. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. You should consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

6. If you do not accept this DSU Award within 90 days of the Grant Date or by such other date that may be communicated to you by the Company, the DSUs will be cancelled and no benefits from the DSUs nor any compensation or benefits in lieu of the DSUs will be provided to you. If you wish to affirmatively decline this DSU Award, you should promptly notify the Company by email at [insert]. If you decline this DSU Award, the RSUs will be cancelled and no benefits from the RSUs nor any compensation or benefits in lieu of the DSUs will be provided to you.

IN WITNESS WHEREOF, the Company has caused this Notice to be executed by its duly authorized officer.

REECYCLE, INC.

Name:	[insert]
Title:	[insert]

[Participant Signature page follows on the reverse side of this Notice]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing DSU Award and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s internal website and a hard copy of the Plan is available by written request to ____________.

PARTICIPANT

Name:	[insert]

REEcycle, Inc.

2026 Long-Term Incentive Plan

STANDARD TERMS AND CONDITIONS FOR

DEFERRED STOCK UNITS (DSUs)

1.	GRANT OF DEFERRED STOCK UNITS

A deferred stock unit (“DSU”) is a non-voting unit of measurement that is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share. The DSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such DSUs vest and settle. The DSUs shall not be treated as property or as a trust fund of any kind.

2.	SETTLEMENT

(a) Vested DSUs will settle upon the date your Continuous Service ends (i.e., the Triggering Date). During the period commencing fifteen (15) Trading Days following the Triggering Date and ending no later than December 31 of the calendar year the Triggering Date occurred, the Company will issue you (or your Estate) one Share in settlement for each vested DSU, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items (defined below). No fractional DSUs or rights for fractional Shares shall be created pursuant to this Agreement.

(b) Notwithstanding Section 2(a) above, if requested in writing by the Participant to the Company, the Company shall issue to you the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon settlement of the DSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the DSUs will include the potential issuance of its cash equivalent pursuant to such right. For this Section 2(b), the cash equivalent of Shares shall be determined by calculating the volume weighted average price, on Nasdaq or other exchange the Shares are listed on as determined by the Company, of a Share on five consecutive trading days. Such five consecutive trading days shall include the Triggering Date if such Triggering Date is a trading day and the four trading days preceding such Triggering Date. If the Triggering Date is not a trading day, such five consecutive trading days shall include the five consecutive trading days preceding the Triggering Date.

3.	DIVIDEND AND VOTING RIGHTS

Unless and until such time as Shares are issued in settlement of vested DSUs, Participant will have no ownership of the Shares allocated to the DSUs, and will have no rights to vote such Shares and no rights to dividends nor any payment, payment-in-kind or any equivalent with regard to any cash or other dividends that are declared and paid on Shares. Notwithstanding the foregoing, if the Company declares a cash dividend on the Shares, the Participant shall be credited as a Dividend Equivalent with an additional number of DSUs equal to: (i) the product of (A) the number of DSUs subject to this Award (including any additional DSUs previously credited in accordance with this Section 3) that have not been settled as of the dividend payment date, and (B) the amount of the cash dividend paid per Share; divided by (ii) the Fair Market Value of a Share on the dividend payment date. Each additional DSU credited pursuant to this Section 3 shall be subject to the same vesting and settlement and other terms, conditions and restrictions as the underlying DSUs to which such additional DSUs relate.

4.	LIMITED TRANSFERABILITY OF DSUs

Except as provided in this paragraph, the DSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner, whether voluntarily or by operation of law, other than by will or by the laws of descent or distribution. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and permitted assigns of Participant. [Participant understands the Shares subject to the DSUs have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction.][Participant understands that unless Shares subject to the DSUs have been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, they may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Participant understands and agrees that the Shares subject to the DSUs are subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, Participant may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Participant understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or disposition of any of the Shares.

5.	TAXES

(a) Responsibility for Taxes. By accepting this DSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate that employs Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the DSU Award, including, but not limited to, the grant, vesting or settlement of the DSU Award, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the DSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b) Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

Withholding for Tax-Related Items will be made in accordance with Section 8 of the Plan and such rules and procedures as may be established by the Committee, and in compliance with the Trading Policy, if applicable. If the withholding obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of settled Shares underlying the DSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the settlement of the DSUs and the Tax-Related Items thereunder.

6.	GOVERNING LAW AND VENUE

This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of Delaware and agree that such litigation shall be conducted only in the courts of Delaware and no other courts, where this grant is made and/or to be performed.

7.	ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS

This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. Except as otherwise permitted by the Plan, no modification of, or amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

8.	SEVERABILITY

If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

9.	CONSENT TO ELECTRONIC DELIVERY AND PARTICIPATION

By accepting this DSU Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the DSU Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company’s internal website or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or by email at [insert].

10.	LANGUAGE

Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the DSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11.	IMPOSITION OF OTHER REQUIREMENTS

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the DSU Award, and on any cash payment delivered upon exercise of the DSU Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.	INSIDER TRADING/MARKET ABUSE LAWS

Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., DSUs), or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Subsidiaries, or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

13.	NO RIGHT TO CONTINUED SERVICE

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s service as a Non-Employee Director.

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